As filed with the Securities and Exchange Commission on October 27, 2011

Registration No. 333-154835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-188620
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Paver, Esq.

Corporate Secretary and General Counsel

Jabil Circuit, Inc.

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies of all communications to:

Chester E. Bacheller, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Phone: (813) 227-8500

Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-154835) is being filed to remove from registration all of the securities that remain unsold thereunder as of the date of filing of this Post-Effective Amendment No. 1 to the Registration Statement in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 27, 2011.

Jabil Circuit, Inc.
Registrant

By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ William D. Morean William D. Morean	Chairman of the Board of Directors	October 19, 2011

By:	/s/ Thomas A. Sansone Thomas A. Sansone	Vice Chairman of the Board of Directors	October 19, 2011

By:	/s/ Timothy L. Main Timothy L. Main	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2011

By:	/s/ Forbes I.J. Alexander Forbes I.J. Alexander	Chief Financial Officer (Principal Financial and Accounting Officer)	October 19, 2011

By:	/s/ Lawrence J. Murphy Lawrence J. Murphy	Director	October 19, 2011

By:	/s/ Mel S. Lavitt Mel S. Lavitt	Director	October 19, 2011

By:	/s/ Steven A. Raymund Steven A. Raymund	Director	October 19, 2011

By:	/s/ Frank A. Newman Frank A. Newman	Director	October 19, 2011

By:	/s/ David M. Stout David M. Stout	Director	October 19, 2011

By:	/s/ Martha F. Brooks Martha F. Brooks	Director	October 19, 2011